UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
 AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOM RESOURCES INC.
(Name of small business issuer in its charter)

NEVADA	1000	47-0950123
State or jurisdiction of	Primary Standard Industrial	I.R.S. Employer Identification
incorporation or organization	Classification Code Number	No.

SOM Resources Inc.
175 Optimist Park Drive
London, Ontario, N6K 4M2
Telephone: 519-657-3174
Facsimile: 519-657-3174

(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.
7251 West Lake Mead Blvd Suite 300
Las Vegas, NV 89128
Telephone: 702-562-4091
Facsimile: 702-562-4081
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH	AMOUNT TO BE	PROPOSED	PROPOSED	AMOUNT OF
CLASS OF	REGISTERED	MAXIUM	MAXIMUM	REGISTRATION
SECURITIES TO		OFFERING	AGGREGATE	FEE (2)
BE		PRICE PER	OFFERING
REGISTERED		SHARE (1)	PRICE (2)

Common Stock	3,822,000	$0.05	$191,100	$ 22.49

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price our common stock was sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

       (1)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated August, 2005

PROSPECTUS
SOM RESOURCES INC.
3,822,000 SHARES
OMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk.
SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-8

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: August, 2005

Table Of Contents

		Page

Summary		4
Risk Factors		5
-	If we do not obtain additional financing, our business will fail	5
-	Because we have not commenced business operations, we face a high risk of business failure	5
-	Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	6
-	We need to continue as a going concern if our business is to succeed. Our independent auditor has raised doubt about our ability to continue as a going concern	6
-	Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	6
-	Even if we discover commercial reserves of precious metals on the Hermosa Property, we may not be able to successfully obtain commercial production	6
-	Because our directors owns 49.19% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders	7
-	Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	7
-	Because management has no experience in mineral exploration, our business has a high risk of failure	7
-	If a market for our common stock does not develop, shareholders may be unable to sell their shares	7
-	A purchaser is purchasing penny stock which limits the ability to sell stock	7
Use of Proceeds		8
Determination of Offering Price		8
Dilution		8
Selling Securityholders		8
Plan of Distribution		11
Legal Proceedings		12
Directors, Executive Officers, Pr omoters and Control Persons		12
Security Ownership of Certain Beneficial Owners and Management		14
Description of Securities		14
Interest of Named Experts and Counsel		15
Disclosure of Commission Position of Indemnification for Securities Act Liabilities		15
Organization Within Last Five Years		16
Description of Business		16
Plan of Operations		20
Description of Property		21
Certain Relationships and Related Transactions		21
Market for Common Equity and Related Stockholder Matters		21
Executive Compensation		22
Financial Statements		23
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure		24

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration. To date, we have only conducted initial exploration on our sole exploration property, the Hermosa property, located 30 miles southwest of Las Vegas, Nevada and about five miles west of Goodsprings on the western slopes of the Spring Mountains in the Yellow Pine Mining District, Clark County, Nevada. We acquired a 100% interest in the Hermosa property from Multi Metal Mining Corp. of Las Vegas, Nevada.

We are a development-stage company with limited prior business operations and no revenues.:Our objective is to conduct mineral exploration activities on the Hermosa property in order to assess whether it possesses economic reserves of gold and silver. We have not yet identified any economic mineralization on the Hermosa property. Our proposed exploration program is designed to search for an economic mineral deposit. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects.

We were incorporated on December 13, 2004, under the laws of the state of Nevada. Our principal offices are located at 175 Optimist Park Drive, London, Ontario, Canada, N6K 4M2. Our telephone number is 519-657-3174.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The reason cited in the notes as raising substantial doubt as to our ability to continue as a going concern is that we do not have sufficient working capital to fund our operations. Our ability to continue as a going concern is contingent upon our ability to attain profitable operations by securing financing and implementing our business plan. We are currently a development stage company with limited active business operations, no revenues and no significant assets.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

The Offering:

Securities Being Offered	Up to 3,822,000 shares of common stock.

Offering Price	The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Securities Issued and to be Issued	7,522,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

April 30, 2005

Cash	$50,548
Total Assets	$53,548
Liabilities	$2,413
Total Stockholders’ Equity	$51,135

Statement of Operations

From Incorporation on
December 13, 2004 to April 30, 2005

Revenue	$0
Net Loss and Deficit	$(5,185)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Hermosa property, and therefore we will need to obtain additional financing in order to complete our business plan. We recently commenced operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Hermosa property. While we have sufficient funds to conduct the recommended phase one exploration program on the claim, which is estimated to cost $33,000, we will need additional funds to complete the phase two program, which is estimated to cost $91,200. Even after completing these two phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing when it is required. In the event that we do not obtain additional financing or generate revenues, we will be unable to continue with our exploration program and may have to cease operations entirely.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced exploration on the Hermosa property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on December 13, 2004 and to date have been involved primarily in organizational activities and the acquisition of the Hermosa property. We have not earned any revenues as of the date of this prospectus. Currently we have a deficit of $5,812. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Hermosa Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals in Nevada is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of silver and gold is extremely remote.No scientific evidence exists to cause optimism as to the Hermosa properties containing valuable minerals.. In all probability, the Hermosa property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. Accordingly, even if the Hermosa properties contain valuable minerals, there is a chance that we would be unable to extract them. Even if were able to extract them, it is possible due to the rock and soil types native to Nevada that we would be unable to do so profitably. In such cases, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended April 30, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE HERMOSA PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Hermosa property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing silver and gold of commercial tonnage and grade, we will require additional funds in order to place the Hermosa property into commercial production. We may not be able to obtain such financing.

THE GOLD AND SILVER MARKETS ARE VOLATILE MARKETS THAT HAVE A DIRECT IMPACT ON OUR POTENTIAL REVENUES AND PROFITS AND THE MARKET CONDITIONS WILL EFFECT WHETHER WE WILL BE ABLE TO CONTINUE ITS OPERATIONS.

The current price of an ounce of gold is approximately $425 and the current price of an ounce of silver is approximately $6.95. In order to maintain operations, we will have to sell its gold and silver for more than it costs to mine it. The lower the price the more difficult it is to do this. If we Resources cannot make a profit we will have to cease operations until the price of gold increases or cease operations all together. Because the cost to mine the gold is fixed, the lower the market price of gold, the greater the chance that our operation will not be profitable and that we will have to cease operations.

In recent decades, there have been periods of both worldwide overproduction and underproduction of certain mineral resources. Such conditions have resulted in periods of excess supply of, and reduced demand for these minerals on a worldwide basis and on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for these mineral products. The excess or short supply of mineral products has placed pressures on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand.

The mining exploration and development industry may be sensitive to any general downturn in the overall economy or currencies of the countries to which the product is produced or marketed. Substantial adverse or ongoing economic, currency, government or political conditions in various world markets may have a negative impact on SOM Resource’s ability to operate profitably.

DUE TO THE INTENSE HEAT ASSOCIATED WITH THE NEVADA REGION, WE MAY AT TIMES HAVE TO SUSPEND OUR OPERATIONS. SUCH HEAT, IN COMBINATION WITH THE OTHER VARIOUS RISKS ASSOCIATED WITH MINING, COULD ALSO RESULT IN VARIOUS INJURIES/EXHAUSTION TO OUR EMPLOYEES, WHICH MAY RESULT IN LIABILITY.

The region in which the Hermosa properties is located averages 105 degrees in the summer months. Due to this intense heat, we during these months we may have to suspend our operations. These working conditions may cause injuries, which could result in potential lawsuits. In addition, we may become subject to liability for such hazards independent of the heat associated with this region,, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

BECAUSE OUR DIRECTORS OWN OVER 49% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors Eric Plexman and Gary Fife own approximately 49% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE BOTH OUR PRESIDENT AND CHIEF FINANCIAL OFFICER HAVE OTHER BUSINESS INTEREST, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Eric Plexman, intends to devote approximately 20% of his business time providing his services to us. Our Chief Executive Officer intends to devote approximately 20% of his business time providing his services to us. While both Mr. Plexman and Mr. Fife presently possess adequate time to attend to our interests, it is possible that the demands on Mr. Plexman and Mr. Fife from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our directors do not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 3,822,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.	2,820,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 31, 2005;

2.	1,002,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 2, 2005;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering; and

4.	the percentage owned by each upon completion of the offering.

Total Number
		of Shares to	Total Shares	Percent
	Shares	be Offered for	Owned Upon	Owned Upon
Name of Selling Stockholder	Owned Prior	Selling	Completion of	Completion of
	to this	Shareholders	this Offering	this Offering
	Offering	Account
Tijana Arnautovic
5 Wildbriar Way	370,000	370,000	Nil	Nil
Ottawa, ON, K2G 5B7
Dusanka Marcic
49 Holbrooke Ave.	330,000	330,000	Nil	Nil
Toronto, ON, M8Y 3B3
Jovo Vujic
302 Hill Heights Rd.	370,000	370,000	Nil	Nil
Etobicoke, ON, M8Y1B1
Bojan Vujovic
45 Oakmount Rd.	370,000	370,000	Nil	Nil
Toronto, ON, M6P 2M4
Zeljko Krakovic
675 The West Mall, Suite 716	350,000	350,000	Nil	Nil
Etobicoke, ON, M9C 4Z3
Puric Prvoslav
4015 Kings Landing Court	370,000	370,000	Nil	Nil
Missisauga, ON, L4W 5C4
Nemanja Zdraukovic
4226 Highgate Cres.	330,000	330,000	Nil	Nil
Missisauga, ON, L4W3H1
Mevlkudin Alisevic
2570 Argyle Rd. Ste 2800	330,000	330,000	Nil	Nil
Missisauga, ON, L5B 1V2
Massimo Angona
33 Harbour Square, Ste 3224	6,000	6,000	Nil	Nil
Toronto, ON, M5J 2G2
Mile Barbir
345 Melrose St.	40,000	40,000	Nil	Nil
Etobicoke, ON, M8Z 1G9
Prajot Budhbhati
139 Mintwood Dr.	6,000	6,000	Nil	Nil
North York, ON, M2M 3A6
Samantha Cannon
2163 Bruce Ave.	40,000	40,000	Nil	Nil
Windsor, ON
Marco Chapman
2528 Meighen Rd	20,000	20,000	Nil	Nil
Windsor, ON, N8W 4C4
Melissa Chapman
1689 Cadillac	20,000	20,000	Nil	Nil
Windsor, ON
Dragana Cizmic
313 The Kingsway, Ste 1c	50,000	50,000	Nil	Nil
Etobicoke, ON, M9A 3V3
Nicole Coderre
6516 Concession N.	40,000	40,000	Nil	Nil
Amherstburg, ON, N9V 2Y9
Normand Coderre
6516 S 6 Road	40,000	40,000	Nil	Nil
Amherstburg, ON, L3S 2G6
Steven Colin
35 Barksdale Ave.	6,000	6,000	Nil	Nil
Toronto, ON, M3H 4S6
Melvyn D'Costa
114 Hanson Rd.	8,000	8,000	Nil	Nil
Mississauga, ON, L5B 2E4
Karen Ferris
2362 Francois Rd.	20,000	20,000	Nil	Nil
Windsor, ON

Tiffany Guiza
2362 Francois Rd.	40,000	40,000	Nil	Nil
Windsor, ON, N8A 2E3
Jason Jackson
3733 Hillcret	20,000	20,000	Nil	Nil
Windsor, ON, N9C 2F4
Alexandar Jakovljevic
364 The East Mall	50,000	50,000	Nil	Nil
Toronto, ON, M9B 6C5
Dejan Jovicic
551 West Mall Ste 416	40,000	40,000	Nil	Nil
Toronto, ON, M9C 1G7
Paul Kelland
R.R. # 5	6,000	6,000	Nil	Nil
Orillia, ON, L3V 6H5
Dusko Lazic
450 Sandlewood Rd.	50,000	50,000	Nil	Nil
Oakvilee, ON, L6L 3S4
Drazen Matkovic
637 Greenwood Ave.	50,000	50,000	Nil	Nil
Toronto, ON, M4J 4B1
Mara Micevic
1121 Potters Wheel Cr.	40,000	40,000	Nil	Nil
Oakvilee, ON, L6M 1J3
Alexandar Milankovic
1155 Boughbeeches Blvd.	100,000	100,000	Nil	Nil
Mississauga, ON, L4W 4N2
Sasa Mladjen
835 Roselawn Ave. Ste 302	50,000	50,000	Nil	Nil
Toronto, ON, M6B 1B5
Jeanine Ouellette
192 Parent Ave.	40,000	40,000	Nil	Nil
Windsor, ON, N9A 2B4
Mike Palanacki
1689 Cadillac Ave.	20,000	20,000	Nil	Nil
Windsor, ON, N8Y 2V6
Ashwin Parajapati
137 Willow Park Dr.	6,000	6,000	Nil	Nil
Brampton, ON, L6R 2N1
Jamie Rainbird
180 Garden Path	8,000	8,000	Nil	Nil
Chatham, ON, N7L 5M3
Paul Richard
2148 Bruce Ave	40,000	40,000	Nil	Nil
Windsor, ON, N8X 1Y5
Cynthia Smith
1011 Lena Ave.	40,000	40,000	Nil	Nil
Windsor, ON, N9C 3K3
Tracy Smith
10 Old york Mills Rd. Ste 607	6,000	6,000	Nil	Nil
Toronto, ON, M2P 2G9
Dan Snively
445 Glengarry Ave. Ste 401	20,000	20,000	Nil	Nil
Windsor, ON, N9A 1P7
Sue Anne Upcott
1116 Highland St.	20,000	20,000	Nil	Nil
Windsor, ON, N8A 1R7
Jason Ure
978 Parent Ave. Ste 1	20,000	20,000	Nil	Nil
Windsor, ON, N9A 2E3

Justin Wessel
1689 Cadillac Ste 1	20,000	20,000	Nil	Nil
Windsor, ON, N8Y 2V6
Kerylin Young
1452 Albert-main	20,000	20,000	Nil	Nil
Windsor, ON, N9A 3P3

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,522,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order to be quoted on the OTC Bulletin Board, we must engage a market maker to submit the application and necessary with the with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. We anticipate that a market maker will apply to have our common stock traded on the OTC Bulletin Board. However, as of the date of this prospectus, we have not engaged a market maker to apply for a quotation on the OTC Bulletin Board and there can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. We have been advised that the process of having our shares quoted on the OTCBB normally takes around three months from the date the application is submitted to the NASD. In the absence of a trading market, an investor may be unable to liquidate their investment.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board.. If we are successful in having our shares traded on the OTC Bulletin Board, the selling stockholders will be able to sell the shares offered by this prospectus in one or more transactions at prevailing market prices or privately negotiated prices. There is no guarantee, however, that our shares will be quoted on this stock exchange.

We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $17,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  contains a toll-free telephone number for inquiries on disciplinary actions;
  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  with bid and offer quotations for the penny stock;
  details of the compensation of the broker-dealer and its salesperson in the transaction;
  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Eric John Plexman	52
Gary Fife	58

Executive Officers:

Name of Officer	Age	Office
Eric John Plexman	52	President and Chief Executive Officer

Gary Fife	58	Chief Financial Officer and Treasurer
Stewart Bernhardt	63	Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Mr. Eric John Plexman has acted as our President, Chief Executive Officer and as a member of our Board of Directors since our incorporation on December 13, 2004. Mr. Plexman has been involved with mineral exploration companies for the past fifteen years. Since 2003, Mr. Plexman has been the president and director of Trueclaim Resources Inc., a mineral exploration company. In addition, he has previously acted as an officer and director for Canmine Resources Corporation, from 1995 to 2003, Jilbey Exploration Ltd., from 1985 to 1995 and Falcon Resources Ltd., from 1981 to 1987. All of these companies were also mineral exploration companies. In his positions on the board of directors of these companies, Mr. Plexman’s responsibilities included the tasks of identifying suitable mineral exploration properties, arranging for necessary financings required by the companies and executing all necessary public and regulatory disclosures on behalf of the companies.
Mr. Plexman does not have any professional training or technical credentials in the exploration, development and operation of mines.
Mr. Plexman intends to devote approximately 20% of his business time to our affairs.

Mr. Gary Fife has acted as our Chief Financial Officer, Treasurer and as a member of our Board of Directors since our incorporation on December 13, 2004. Mr. Fife has been the sole director, shareholder and President of Fife Growth Holdings, Inc., an Ontario private company for the past five years. Mr. Fife has also been a Director for Canadian Mono Mines Inc. a non-trading B.C. public mining company since 1992 and President and Director of Big Bear Gold Corporation, a US reporting issuer, since October 9, 2002. Mr. Fife has also been the Secretary of Tao Minerals Ltd., which is a mineral exploration company with a property located in Nevada, since November 2004. Mr. Fife got his Grade 13 Diploma at Kenner Collegiate Vocational Institute in Ontario, his Bachelor of Technology (Business Management) at Ryerson University in Ontario and his MBA at York University in Toronto. He his also a CFA (Chartered Financial Analyst) Mr. Fife does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Fife intends to devote approximately 15% of his business time to our affairs.

Mr. Stewart Bernhardt has acted as our Secretary since April 12, 2005. Mr. Bernhardt has been the Vice President of London Dry Carpet Cleaning Inc. since 2004 and vice president of Future Consulting Group (London), an international organization for business financing, mortgages, business consulting and software development since 2002. In 1997, Mr. Bernhardt started S & S Bernhardt Financial which offered life insurance and mutual funds and was the branch manager for World Marketing Alliance of Canada in the London Office until 2001. In January 2005 Mr. Bernhardt retired from both life insurance and the mutual fund business.

Mr. Bernhardt does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Bernhardt intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of Class	Name and address of beneficial owner	beneficial	Percent of
		ownership	class
Common stock	Eric John Plexman	2,000,000	26.58%
Common Stock	Gary Fife	1,700,000	22.60%
Common Stock	Stewart Bernhardt	Nil	Nil
Common stock	All officers and directors as a group that consists of three people	3,700,000	49.19%

The percent of class is based on 7,522,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 69,000,000 shares of common stock at a par value of $0.001 per share and 1,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of July 5, 2005, there were 7,522,000 shares of our common stock issued and outstanding that are held by forty-four stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized 1,000,000 shares of preferred stock at a par value of $0.001 per share. As of July 6, 2005 we have no shares of preferred stock outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on December 13, 2004 under the laws of the state of Nevada. On that date, Eric Plexman and Gary Fife were appointed as our directors. As well, Mr. Plexman was appointed as our President and Chief Executive Officer and Mr. Fife was appointed as our Chief Financial Officer and Treasurer. On April 12, 2005, Stewart Bernhardt was appointed as our Secretary.

Description Of Business

In General

We are an exploration stage company. We are engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% beneficial interest in one mineral claim known as the Hermosa property. There is no assurance that a commercially viable mineral deposit exists on the Hermosa property.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have only recently commenced the initial phase of exploration on the Hermosa property. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make these decisions based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Hermosa property in order to ascertain whether it possesses economic quantities of silver and gold. There can be no assurance that an economic mineral deposit exists on the Hermosa property until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Hermosa property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Hermosa Property Purchase Agreement

On April 10, 2005, we entered into a mineral purchase and sale agreement with Multi Metal Mining Corp., a private company owned by Larry Sostad, whereby he sold to us a 100% undivided right title and interest in one mineral claim located in the Yellow Pine Mining District of Clark County, Nevada. We acquired this interest in the Hermosa mineral claim by paying $3,000 to Multi Metal Mining Corp.

Description, Location and Access

The Hermosa property is situated in the Yellow Pine Mining District, Clark County, Nevada, thirty miles southwest of Las Vegas, Nevada and about five miles west of Goodsprings on the western slopes of the Spring Mountains. You can access the property by vehicle by means of a paved highway from Las Vegas southwest to Jean, Nevada. Goodsprings is accessible by paved road from Jean, a distance of seven miles to the northwest. The Hermosa property may then be reached by travelling west along a paved road for about five miles towards the village of Sandy and down a dirt road to the property. The property lies in a region of moderate rolling hills with local incised narrow canyons. Elevations locally range from 3200 feet to 4300 feet A.S.L.

The area is typically desert with relatively high temperatures, low precipitation, and vegetation consisting mainly of desert shrubs and cactus. Sources of water would be available from valley wells.

Title to the Hermosa property

A “mineral claim” refers to a specific section of land over which a titleholder owns rights to explore the ground and subsurface, and extract minerals. The Hermosa property consists of one unpatented lode mineral claim measuring 20 acres of land. Title to the Hermosa property is registered in the name of Multi Metal Mining Corp.

The claims location notices are recorded at the office of the Clark County recorder in Las Vegas, Nevada in File 078, Book 20040922, Page 0033, Instrument 0005258. The Hermosa mineral claim was recorded on September 22, 2004 and will expire on September 30, 2005.

The conditions to be met to keep the mineral claim in good standing is to pay, prior to the expiration date, an annual maintenance fee of $100 to the Bureau of Land Management. The claim may also be kept in good standing by recording with the Bureau of Land Management any geological work program that may be undertaken by us on the property. We plan to keep the claim in good standing for the next year by executing the annual fee payment of $100 to the Bureau of Land Management

Mineralization

The area of the Hermosa property is mapped as being underlain by formations from the paleozoic limestone, which are common sedimentary rocks consisting mainly of calcium that are 230 to 544 million years old. Most limestones are formed by the deposition and consolidation of the skeletons of marine invertebrates. Hydrozincite and calamine occurs as hydrothermal replacement mineralization in the limestone. Hydrozincite is a white mineral consisting of zinc, carbonate and chlorite and is usually found in massive rather than crystalline form. Calamine is an alloy composed of lead, tin, and zinc. Hydrothermal replacement relates to hot magmatic emanations rich in water; of or relating to the rocks, ore deposits, and springs produced by such emanations.

Exploration History

The Hermosa property was originally staked in 1890. Two adits were later excavated as well as several test pits. An adit is an opening driven horizontally into a side of a hill or mountain in order to access rock within.

The property was again staked in 1982 and re-staked in October of 2004. No recent work has been recorded.

Geological Report

We retained Mr. W. G. Timmins, a professional geologist, to complete an evaluation of the Hermosa property and to prepare a geology report on the claim.

Based on his review, Mr. Timmins concludes that the Hermosa property warrants further exploration due to the geochemistry and inferred geological continuity, as well as the lack of previous exploration.

Mr. Timmins recommends an initial exploration program consisting of two phases. The first phase would consist of geological mapping, magnetometer survey, trenching and sampling in areas of exposed mineralization. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

Magnetometer surveys involve searching for changes in the magnetic field over property areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks such as phrhotite, hematite and magnetite. These rock types are often found alongside base metals such as copper, zinc and nickel, or precious metals such as gold and silver.

Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content.

Sampling consists of gathering rock or soil samples from property areas with the most potential to host economically significant mineralization that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

The first phase is estimated to cost $33,000 as described below. We anticipate commencing the second phase of exploration in the summer or fall of 2005. The program will take two months to complete.

Budget – Phase I
Geological Mapping	$8,000
VLF-EM Survey	$4,000
Trenching and sampling including assays	$10,000
Mobilization and demobilization	$3,000
Food and Lodging	$3,000
Reports, maps, etc.	$2,000
Contingency	$3,000

Total Cost Phase I:	$33,000

The second phase would consist of drilling to test the mineralized fault structure and breccia. Breccia is coarse rock consisting of sharp fragments embedded in clay or sand. Fault breccias result from the grinding action of two fault blocks as they slide past each other. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content. The second phase would cost approximately $91,200 as outlined below. We anticipate commencing the second phase of exploration in the spring of 2006. The program will take three months to complete.

Budget – Phase II

Diamond Drilling:
Estimated: 1,500 feet @ $35/ft	$52,500
Mobilization and demobilization	$10,000
Reports, Assays, etc.	$8,000
Food and Lodging	$6,000
Transportation	$700
Engineering and supervision.	$6,000
Contingency	$8,000

Total Cost Phase II:	$91,200

Compliance with Government Regulation

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We will have to sustain the cost of reclamation and environmental mediation for all exploration work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-	Water discharge will have to meet water standards;
-	Dust generation will have to be minimal or otherwise re- mediated;
-	Dumping of material on the surface will have to be re- contoured and re-vegetated;
-	An assessment of all material to be left on the surface will need to be environmentally benign;
-	Ground water will have to be monitored for any potential contaminants;
-	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re- mediated; and,
--	There will have to be an impact report of the work on the local fauna and flora.

Exploration drilling, when the decision to do so is made, cannot occur without permission of the Bureau of Land Management (the “BLM”). The permit required is a "Notice of Intent" which fully describes the intended program including location of drill sites, proposed access roads, type of equipment to be used, duration, reclamation plan, etc. A Notice of Intent will be submitted for BLM approval. BLM staff will then schedule a field visit with a company representative. BLM may call for adjustments in, say, access or location of drill sites or may approve the plan as is. BLM will call upon wildlife, biology, archaeological and other experts as needed to mitigate any expected impact. Before any physical disturbance may occur, the BLM will determine the amount and require a reclamation bond. Only after these steps are completed will a permit for exploration drilling be issued. It typically requires approximately 90 days to acquire drilling permits. We intend to begin the process of applying for drilling permits following the completion of our phase one exploration program.

The initial drill program outlined in phase two will be conducted on BLM lands. The BLM will require the submittal of a plan of operation which would be used as the basis for the bonding requirement, water permit and reclamation program. The reclamation program could include both surface reclamation and drill hole plugging and abandonment. The amount of the bonding would be based upon an estimate by the BLM related to the cost of reclamation if done by an independent contractor. It is estimated the bonding requirement would be $5,000.00. The water permit and fee is included in the reclamation cost which is estimated to be $1,000.00.

Competition

Despite competition amongst mineral producers, there is a strong market for any silver, zinc or copper that may be removed from the Hermosa properties. While it is unlikely that we will discover a mineral deposit on the property, if we do, the value of the property will be influenced by the market price for gold, silver, zinc or copper. These prices, to some degree, are influenced by the amount of gold, silver, zinc and copper sold by advanced mineral companies.

In the mineral exploration sector, our competitive position is insignificant. There are numerous mineral exploration companies with substantially more capital and resources that are able to secure ownership of mineral properties with a greater potential to host economic mineralization. We are not able to complete with such companies. Instead, we will focus on developing the Hermosa properties in the hope that sufficient minerals will be found to justify our expenditures.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the Hermosa property consisting of geochemical sampling, trenching as well as diamond drilling. We anticipate that these exploration programs will cost approximately $33,000 and $91,200 respectively.

We expect to commence the phase one exploration program in the summer or fall of 2005. It should take approximately up to two months to complete. We will then undertake the phase two work program during the spring of 2006. This program will take approximately three month to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program. In the event that during the first phase of our plan of operations we determine that further exploration is not warranted, then we intend to research other properties to pursue our business plan. At this time, we have not researched any other properties and we can make no assurances that we will find an economically feasible property or that such property would have any greater chance of having a mineral claim.

As well, we anticipate spending an additional $20,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $149,200.

While we have enough funds to cover phase one exploration costs and anticipated administrative expenses for the next year, we will require additional funding in order to proceed with phase two exploration and with any subsequent recommended exploration on the Hermosa property. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through April 30, 2005

We have not earned any revenues from our incorporation on December 13, 2004 to April 30, 2005. We do not anticipate earning revenues until we enter into commercial production on the Hermosa property. At this time there is substantial doubt about whether we will ever generate revenues from our operations. We have not completed the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Hermosa property, or if such minerals are discovered, that we will enter into commercial production.
We incurred operating expenses in the amount of $5,812 for the period from our inception on December 13, 2004 to April 30, 2005. These operating expenses were comprised of exploration costs and expenses of $3,300, professional fees of $2,413 and general and administrative expenses of $99.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own the mineral exploration rights relating to the Hermosa mineral property. We do not own interest in any other property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*	Our sole promoters, Eric John Plexman and Gary Fife;
*	Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order to be quoted on the OTC Bulletin Board, we must engage a market maker to submit the application and necessary with the with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. We anticipate that a market maker will apply to have our common stock traded on the OTC Bulletin Board. However, as of the date of this prospectus, we have not engaged a market maker to apply for a quotation on the OTC Bulletin Board and there can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. We have been advised that the process of having our shares quoted on the OTCBB normally takes around three months from the date the application is submitted to the NASD. In the absence of a trading market, an investor may be unable to liquidate their investment.

Stockholders of Our Common Shares

As of the date of this registration statement, we have forty-four registered shareholders.

Rule 144 Shares

A total of 6,520,000 shares of our common stock are available for resale to the public after March 31, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. Of these 6,520,000 shares, a total of 2,820,000 shares are being registered pursuant to this prospectus and therefore will be eligible to be sold when this registration statement is deemed effective. In addition, after May 2, 2006, an additional 1,002,000 shares will become available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. All of these 1,002,000 shares are being registered pursuant to this prospectus and therefore will be eligible to be sold when this registration statement is deemed effective. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding which, in our case, will equal 77,395 shares as of the date of this prospectus. The following sets forth a table disclosing the dates when of our common shares may be resold in accordance with Rule 144:

# of Shareholders	Amount of Shares	Date Eligible to be resold pursuant to Rule 144

Ten	6,520,000 shares	March 31, 2006
Thirty-four	1,002,000 shares	January 31, 2006

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 75,220 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 3,700,000 shares.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on December 13, 2004 to April 30, 2005 and the subsequent period to the date of this prospectus.

Annual Compensation

						Restr	Options/	LTP
					Other	Stock	SARS (#)	payouts
Name	Title	Year	Salary	Bonus	Comp.	Awarded		($)
	President
Eric Plexman	CEO &	2005	$0	$0	$0	$0	$0	$0
	Director
	Treas.
Gary Fife	CFO &	2005	$0	$0	$0	$0	$0	$0
	Director
Stewart
Bernhardt	Secretary	2005	$0	$0	$0	$0	$0	$0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreements with our directors or officers. We do not pay Mr. Plexman or Mr. Fife any amount for acting as directors of the Company.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period ending April 30, 2005, including:

a.	Balance Sheets;

b.	Statements of Operations;

c.	Statements of Stockholders’ Equity;

d.	Statements of Cash Flows; and

e.	Notes to Financial Statements

SOM RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
FINANCIAL STATEMENTS
AS OF APRIL 30, 2005

SOM RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF APRIL 30, 2005

PAGE	F-3	STATEMENTS OF OPERATIONS FOR THE PERIOD FROM DECEMBER 13, 2004 (INCEPTION) TO APRIL 30, 2005

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM DECEMBER 13, 2004 (INCEPTION) TO APRIL 30, 2005

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM DECEMBER 13, 2004 (INCEPTION) TO APRIL 30, 2005

PAGES	F-6 - F-8	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Som Resources, Inc.
(A Exploration Stage Company)

We have audited the accompanying balance sheet of Som Resources, Inc. (a exploration stage company) as of April 30, 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from December 13, 2004 (inception) to April 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Som Resources, Inc. (a exploration stage company) as of April 30, 2005 and the results of its operations and its cash flows for the period from December 13, 2004 to (inception) to April 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the exploration stage with no operations and has a negative cash flow from operations of $2,772 from inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Boynton Beach, Florida
June 20, 2005

SOM RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
AS OF APRIL 30, 2005

ASSETS

CURRENT ASSETS
Cash	$50,548
Total Current Assets	50,548

MINERAL PROPERTY INTEREST, NET	3,000

TOTAL ASSETS	$53,548

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,413

TOTAL LIABILITIES	2,413

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 1,000,000 shares authorized
none issued and outstanding	-
Common stock, $0.001 par value, 69,000,000 shares authorized,
7,516,000 shares issued and outstanding	7,516
Additional paid-in capital	48,804
Accumulated deficit during exploration stage	(5,185)
Total Stockholders’ Equity	51,135

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,548

See accompanying notes to financial statements.

SOM RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM DECEMBER 13, 2004 (INCEPTION)
TO APRIL 30, 2005

OPERATING EXPENSES
Professional fees	$2,413
Exploration costs and expenses	3,300
General and administrative	99
Total Operating Expenses	5,812

LOSS FROM OPERATIONS	(5,812)

OTHER EXPENSE
Foreign currency translation gain	627

Provision for Income Taxes	-

NET LOSS	$(5,185)

Net loss per share - basic and diluted	$(0.0008)

Weighted average number of shares outstanding during the period -
basic and diluted	6,664,900

See accompanying notes to financial statements.

SOM RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM DECEMBER 13, 2004 (INCEPTION) TO APRIL 30, 2005

						Accumulated
						Deficit
						During
					Additional	Exploration
	Preferred	Stock	Common Stock		Paid-In
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Common stock issued to founders
for cash ($0.001 per share)	-	$-	6,520,000	$6,520	$-	$-	$6,520

Common Stock issued for
cash($0.05 per share)	-	-	996,000	996	48,804	-	49,800

Net loss for the period from
December 13, 2004 (inception) to
April 30, 2005	-	-	-	-	-	(5,185)	(5,185)

BALANCE, APRIL 30, 2005	-	$-	7,516,000	$7,516	$48,804	$(5,185)	$51,135

See accompanying notes to financial statements.

SOM RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 13, 2004 (INCEPTION)
TO APRIL 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,185)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	2,413
Net Cash Used In Operating Activities	(2,772)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of mineral property interest	(3,000)
Net Cash Used In Investing Activities	(3,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	56,320
Net Cash Provided By Financing Activities	56,320

NET INCREASE IN CASH	50,548

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$50,548

See accompanying notes to financial statements.

SOM RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF APRIL 30, 2005

NOTE 1

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Som Resources, Inc. (an exploration stage company) (the “Company”) was incorporated under the laws of the State of Nevada on December 13, 2004 with a fiscal year-end of April 30. The Company is a natural resource exploration company with an objective of acquiring, exploring and if warranted and feasible, developing natural resource properties. Activities during the exploration stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Mineral Interest

Pursuant to SFAS No. 141 and SFAS No. 142, as amended by EITF 04-02, mineral interest associated with other than owned properties are classified as tangible assets. As of April 30, 2005, the Company had capitalized $3,000 related to the mineral property interest. The mineral property interest will be amortized using the units-of-production method when production at each project commences.

(E) Long-Lived Assets

The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

SOM RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF APRIL 30, 2005

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of April 30, 2005, the Company had a net operating loss carryforward of approximately $5,100 available to offset future taxable income through 2025. The valuation allowance at April 30, 2005 was $1,763. The net change in the valuation allowance for the period ended April 30, 2005 was an increase of $1,763.

(G) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of April 30, 2005, there were no common share equivalents outstanding.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I) Recent Accounting Pronouncements

Statement of Financial Accounting Standards (“SFAS”) No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3”; SFAS No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4” SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67,” SFAS No. 153, “Exchanges of Non-monetary Assets – an amendment of APB Opinion No. 29,” and SFAS No. 123 (revised 2004), “Share-Based Payment,” were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

NOTE 2

ACQUISITION OF MINERAL PROPERTY INTERST

On April 10, 2005, the Company acquired 100% interest in the one mineral claim known as the Hermosa Prospect Latitude located in the Sate of Nevada, USA, for a purchase price of $3,000. The Company received rights to all minerals contained in the Hermosa property.

SOM RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF APRIL 30, 2005

NOTE 3

STOCKHOLDERS’ EQUITY

During 2005, the Company issued 6,520,000 shares of common stock to its founders for cash of $6,520 ($0.001 per share).

During 2005, the Company issued 996,000 shares of common stock to individuals for cash of $49,800 ($0.05 per share).

NOTE 4

GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the Exploration stage with no operations and has a negative cash flow from operations of $2,772 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management is currently seeking additional funding sources to begin Phase II of its business plan. As of today, management has not identified any additional funding sources. There is no guarantee that management will be successful in its efforts to raise the additional capital required to begin operations and implement its strategic plans.

NOTE 5	SUBSEQUENT EVENTS Subsequent to the year end 6,000 shares of common stock for $0.05 per share with the total proceeds of $300 were issued.

Changes In And Disagreements With Accountants on Accounting and
Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________ , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$22.49
Transfer Agent fees	$1,000.00
Accounting and auditing fees and expenses	$5,000.00
Legal fees and expenses	$10,000.00
Edgar filing fees	$1,500.00
Total	$17,522.49

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 6,520,000 shares of our common stock at a price of $0.001 per share on March 31, 2005. Of these shares, we issued 2,000,000 shares of our common stock to our president, Mr. Eric Plexman and 1,700,000 shares to our chief financial officer, Mr. Gary Fife. The total amount received from this offering was $6,250. These shares were issued pursuant to Regulation S of the Securities Act.

Name of Subscriber	Number of Shares
Tijana Arnautovic	370,000
Dusanka Marcic	330,000
Jovo Vujic	370,000
Bojan Vujovic	370,000
Zeljko Krakovic	350,000
Puric Prvoslav	370,000
Nemanja Zdraukovic	330,000
Mevlkudin Alisevic	330,000

We completed an offering of 1,002,000 shares of our common stock at a price of $0.05 per share to a total of thirty-four purchasers on May 2, 2005. The total amount received from this offering was $50,100. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Massimo Angona	6,000
Mile Barbir	40,000
Prajot Budhbhati	6,000
Samantha Cannon	40,000
Marco Chapman	20,000

Melissa Chapman	20,000
Dragana Cizmic	50,000
Nicole Coderre	40,000
Normand Coderre	40,000
Steven Colin	6,000
Melvyn D'Costa	8,000
Karen Ferris	20,000
Tiffany Guiza	40,000
Jason Jackson	20,000
Alexandar Jakovljevic	50,000
Dejan Jovicic	40,000
Paul Kelland	6,000
Dusko Lazic	50,000
Drazen Matkovic	50,000
Mara Micevic	40,000
Alexandar Milankovic	100,000
Sasa Mladjen	50,000
Jeanine Ouellette	40,000
Mike Palanacki	20,000
Ashwin Parajapati	6,000
Jamie Rainbird	8,000
Paul Richard	40,000
Cynthia Smith	40,000
Tracy Smith	6,000
Dan Snively	20,000
Sue Anne Upcott	20,000
Jason Ure	20,000
Justin Wessel	20,000
Kerylin Young	20,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Legal opinion of Anslow and Jaclin, LLP, with consent to use
10.1	Mineral property option agreement dated April 10, 2005*
23.1	Consent of Webb & Company, P.A. Certified Public Accountants
23.2	Consent of W. G. Timmins, professional geologist, with consent to use*
99.1	Geological Report and Maps*

Filed as an exhibit to the original SB2 Registration Statement filed with SEC on July 8, 2005.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.	include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of London, Province of Ontario on August 26, 2005.

SOM Resources Inc.

By: /s/ Eric John Plexman
Eric John Plexman
President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Eric John Plexman	President, Chief Executive Officer and	August 26, 2005
Eric John Plexman	Director

/s/ Gary Fife	Chief Financial Officer, Treasurer,	August 26, 2005
Gary Fife	Principal Accounting Officer and
Director

/s/ Stewart Bernhardt	Secretary	August 26, 2005
Stewart Bernhardt